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                       THE EQUITABLE FUNDS

 WRITTEN INSTRUMENT AMENDING AGREEMENT AND DECLARATION OF TRUST
                         AMENDMENT NO. 2


         The undersigned, being at least a majority of the duly elected and qualified Trustees of The Equitable Funds, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated March 26, 1987, do hereby amend Article I, Section 1 of the Agreement and Declaration of Trust by striking out said Section in its entirety and inserting in lieu thereof the following:

Section 1.  This Trust shall be known as "The Alliance
Portfolios", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         This instrument shall become effective upon its filing with the Secretary of State of The Commonwealth of Massachusetts. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have signed these presents as of the date set forth below.


/s/  Norman E. Auerbach           Date:  April 21, 1993
__________________________
     Norman E. Auerbach


/s/  Alberta B. Arthurs           Date:  April 21,1993
__________________________
     Alberta B. Arthurs


/s/  Ruth Block                   Date:  April 21, 1993
__________________________
     Ruth Block


/s/  John D. Carifa               Date:  April 21, 1993
__________________________
     John D. Carifa





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/s/  Richard W. Couper            Date:  April 21, 1993
__________________________
     Richard W. Couper


/s/  Brenton W. Harries           Date:  April 21, 1993
__________________________
     Brenton W. Harries


/s/  Joseph J. Melone             Date:  April 21, 1993
__________________________
     Joseph J. Melone


/s/  Donald J. Robinson           Date:  April 21, 1993
__________________________
     Donald J. Robinson



State of New York  )
                   )  ss:
County of New York )


         Then personally appeared the above named Norman E. Auerbach, Alberta B. Arthurs, Richard W. Couper, Brenton W. Harries, Joseph J. Melone, Donald J. Robinson, Ruth Block and John D. Carifa and acknowledged the foregoing instrument to be their free act and deed, before me, Robin Berger.


Sworn and subscribed to before me
this 21st day of April, 1993


/s/  Robin Berger
________________________________
Notary Public, State of New York
No.
Qualified in:
Commission expires:










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